Exhibit 3.339

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “RIVERTON PHYSICIAN PRACTICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “RIVERTON PHYSICIAN PRACTICES, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619910 DATE: 03-14-11
2980103 8100H 110292374
You may verify this certificate online
at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/15/1998
981485533 - 2980103
CERTIFICATE OF FORMATION
OF
RIVERTON PHYSICIAN PRACTICES, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Riverton Physician Practices, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159311 - 2980103
CERTIFICATE OF MERGER
OF
RIVERTON MSO MERGER CORP.
INTO

RIVERTON PHYSICIAN PRACTICES, LLC
Pursuant to Section 18-209
of the Delaware Limited Liability Company Act
and Section 264 of the Delaware General Corporation Law
     The undersigned limited liability company and corporation DO HEREBY CERTIFY:
     FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Riverton Physician Practices, LLC (the “LLC”)	Delaware

Riverton MSO Merger Corp. (the “Company”)	Delaware
     SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.
     THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Riverton Physician Practices, LLC.
     FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member, as the case may be, of the constituent entities.
     SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
*****

2

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

RIVERTON PHYSICIAN PRACTICES, LLC
By:	/s/ John M. Franck II
John M. Franck II
Manager

RIVERTON MSO MERGER CORP.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Vice President

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040710 - 2980103
CERTIFICATE OF AMENDMENT
OF
Riverton Physician Practices, LLC
     1. The name of the limited liability company is Riverton Physician Practices, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Riverton Physician Practices, LLC this 15 day of January, 2002.

Riverton Physician Practices, LLC

/s/ William F. Carpenter III William F. Carpenter III, Manager

Title